UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 5, 2017

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Invacare Corporation (the "Company") has decided to initiate an executive search for a new leader of its global human resources function. As a result, effective as of October 5, 2017, the Company determined that Patricia A. Stumpp, the Company’s current Senior Vice President of Human Resources, will continue in her role through a transition period, which is expected to continue up to December 15, 2017 at which time her employment with the Company will terminate (the "Termination Date"). In accordance with the terms of the employment letter agreement between Ms. Stumpp and the Company, dated August 25, 2009 (the “Employment Agreement”), and the other Company executive compensation arrangements in which Ms. Stumpp participated, in connection with the termination:

•	Ms. Stumpp will be entitled to the continuation of her regular salary (which salary is $303,654 annually) for a period of 12 months following the Termination Date.

•
Ms. Stumpp will be eligible for a cash bonus measured as if she was a participant in the Company’s executive incentive compensation program for 2017, prorated in amount based on the portion of the year she was employed by the Company.

•
Ms. Stumpp will be entitled to executive outplacement services and to continue her health care benefits coverage after termination by enrolling in COBRA coverage, which will be available at discounted rates for the earlier of the first six months following the Termination Date, or until she obtains other employment.

•
All unvested restricted stock awarded to Ms. Stumpp will be immediately forfeited upon her termination. All performance-based stock options awarded to Ms. Stumpp were unvested and thus will terminate and expire as of her termination. With respect to outstanding performance shares awarded to Ms. Stumpp, she will be entitled to vesting of a pro-rata portion of such shares based on the level at which performance goals are attained during the relevant performance period, to the extent provided in the applicable award agreement. All time-based stock options awarded to Ms. Stumpp currently are vested and will remain exercisable following her termination for the duration of the term of the applicable stock option, to the extent provided in the applicable award agreement.

•
Ms. Stumpp will become entitled to any benefits she has accrued under the Company’s retirement benefit plans upon her retirement. Ms. Stumpp’s participation as an active employee under the retirement benefit plans will cease as of the Termination Date and she will not be entitled to any additional benefit accruals under the plans.

Under the Employment Agreement, in order for Ms. Stumpp to receive the severance benefits described above, she must agree to a separation agreement and general release of claims against the Company, in a form satisfactory to the Company.

The foregoing summary of certain terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10(ai) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and which is incorporated by reference into this Item 5.02.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: October 6, 2017	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary